Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated March 1, 2022 with respect to the consolidated financial statements included in the Annual Report of Stellus Capital Investment Corporation on Form 10-K for the year ended December 31, 2021. We consent to the incorporation by reference of said report in the Registration Statements of Stellus Capital Investment Corporation on Form N-2 (File No. 333-231111).
/s/ GRANT THORNTON LLP
Dallas, Texas
March 1, 2022

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